
EX-99.3

    THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 20, 2001*
                          THE CHALONE WINE GROUP, LTD.
                 TO SUBSCRIBE FOR SHARES OF BENEFICIAL INTEREST
                            SUBSCRIPTION CERTIFICATE

     The Chalone Wine Group, Ltd. (the "Company") issued to its shareholders of record (the "Record Date Shareholders"), as of the close of business on October
22, 2001 (the "Record Date"), non-transferable rights ("Rights") on the basis of one Right for every 5.8375077 whole Shares held on the Record Date, marked down to the nearest whole number, generally entitling the holders thereof to subscribe for shares of beneficial interest of the Company ("Shares") at a rate of one Share for each one Right held. The terms and conditions of the rights offer (the "Offer") are set forth in the Company's Prospectus, dated October 12, 2001 (the "Prospectus"), which is incorporated herein by reference. The owner of this Subscription Certificate is entitled to the number of Rights shown on this Subscription Certificate and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date Shareholders who have fully exercised their Rights pursuant to the basic subscription privilege are entitled to subscribe for additional Shares pursuant to the oversubscription privilege, subject to certain limitations and allotment, as described in the Prospectus.
Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The Company will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the basic subscription privilege or the oversubscription privilege.

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
                               SAMPLE CALCULATION
                FOR A RECORD DATE SHAREHOLDER WHO OWNS 500 SHARES

---------------------------------------------------------------------------------------------------------------------
               BASIC SUBSCRIPTION ENTITLEMENT (1- FOR-5.8375077)

No. of Shares owned on the Record Date  500 / 5.8375077   = 85 Rights (one Right for every 5.8375077 Shares)
                                        ---   ---------     --
No. of Rights issued on the Record Date  85 x         1   = 85  new Shares (if the Rights are fully exercised in the
                                        ---   ---------     --  basic subscription privilege)
---------------------------------------------------------------------------------------------------------------------

                         THE RIGHTS ARE NON-TRANSFERABLE

     The Rights are non-transferable, and therefore may not be transferred or sold. The Rights will not be admitted for trading on The Nasdaq Stock Market. The Shares provided to Record Date Shareholders who exercise their Rights will be listed for trading on The Nasdaq Stock Market under the symbol "CHLN."


                               SUBSCRIPTION PRICE

     The Subscription Price is $8.50 per Share.


                          METHOD OF EXERCISE OF RIGHTS

     IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TOGETHER WITH PAYMENT OF AN AMOUNT EQUAL TO THE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES FOR WHICH YOU HAVE SUBSCRIBED AND ARE ISSUED (INCLUDING PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE), OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, EQUISERVE TRUST COMPANY, N.A., BEFORE 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 20, 2001, OR SUCH LATER DATE AS MAY BE DETERMINED BY THE COMPANY ("EXPIRATION DATE").

     Full payment of the Subscription Price per Share for all Shares subscribed for pursuant to both the basic subscription privilege and the oversubscription privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank or branch located in the United States payable to Equiserve Trust Company, N.A. No third-party checks will be accepted. Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, accompanied by full payment and delivered to the Subscription Agent by the Expiration Date, a properly completed and executed Subscription Certificate, as described in such Notice, must be received by the Subscription Agent no later than 5:00 P.M., New York City Time, on the third business day after the Expiration Date, unless the offer is extended by the Company. For additional information, see the Prospectus.

     Certificates for the Shares acquired pursuant to both the basic subscription privilege and the oversubscription privilege will be mailed promptly after the expiration of the Offer and full payment for the Shares subscribed for has been received and cleared. Because a shareholder may not receive all the Shares for which it subscribes pursuant to the oversubscription privilege, shareholders may receive a refund. Any excess payment to be refunded by the Company to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as practicable.

------------
* Unless extended by the Company

                                                  Account #:
                                                  Control #:
                                                  CUSIP #:
                                                  Number of Rights Issued:
                                                  Maximum # of Eligible Shares:

EX-99.3

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
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                                           PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
------------------------------------------------------------------------------------------------------------------------------------

 SECTION I:  OFFERING INSTRUCTIONS (check the appropriate boxes)


 IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:


 / / I apply for ALL of my entitlement of new Shares pursuant to the basic subscription
     privilege                                                                          ______________   X   $ 8.50    = $
                                                                                                            --------      ----------
                                                                                      (no.  of new Shares) (per share)


 / / In addition, I apply for new Shares pursuant to the oversubscription privilege*    ______________   X   $ 8.50    = $
                                                                                                            --------      ----------
                                                                                      (no.  of new Shares) (per share)


 IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:

 / / I apply for                                                                        ______________   X   $ 8.50    = $
                                                                                                            --------      ----------
                                                                                      (no.  of new Shares) (per share)

                                                                                      Amount of check enclosed           $
                                                                                                                          ----------

 IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

 Please disregard this mailing.
------------------------------------------------------------------------------------------------------------------------------------

 SECTION 2:  SUBSCRIPTION AUTHORIZATION:
     I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription privilege and the oversubscription privilege.

     I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Company may exercise any of the remedies set forth for in the Prospectus.

Signature of Subscriber(s)


(and address if different than that listed on this Subscription Certificate**)




Telephone number (including area code)


--------------------

   ** If you wish to have your Shares and refund check (if any) delivered to an address other than that listed on this Subscription
      Certificate, you must have your signature guaranteed. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers and government securities dealers. Please provide the delivery address above and note if it is a permanent change.


------------------------------------------------------------------------------------------------------------------------------------

 SECTION 3:  DESIGNATION OF BROKER-DEALER

   The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:
               FIRM:  _________________________________________________________________________________

               REPRESENTATIVE NAME:  ______________________________________________________________

               REPRESENTATIVE NUMBER:  ____________________________________________________________
------------------------------------------------------------------------------------------------------------------------------------
--------------

    *  You can participate in the oversubscription privilege only if you have subscribed for your full entitlement of new shares pursuant to the basic subscription privilege.


                             PLEASE COMPLETE ALL APPLICABLE INFORMATION AND RETURN TO:

                                 EQUISERVE TRUST COMPANY, N.A.
--------------------------------------------- --------------------------------------------- ----------------------------------------
            BY FIRST CLASS MAIL                                 BY HAND                          BY EXPRESS OR OVERNIGHT COURIER
--------------------------------------------- --------------------------------------------- ----------------------------------------
                 Equiserve                     Securities Transfer & Reporting Services,                    Equiserve
          Attn: Corporate Actions                                 Inc.                               Attn: Corporate Actions
                PO Box 43025                                 C/O Equiserve                             40 Campanelli Drive

EX-99.3

     Providence, RI 02940-3025                    100 William Street, Galleria                     Braintree, MA 02184
                                                           New York, NY 10038
--------------------------------------------- --------------------------------------------- ----------------------------------------

                                DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS
                                        SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     ANY QUESTIONS REGARDING THIS SUBSCRIPTION CERTIFICATE AND THE OFFER MAY BE DIRECTED TO THE INFORMATION AGENT,
GEORGESON SHAREHOLDER, TOLL FREE AT1-877-977-6198.

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